Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

CLEAR CHANNEL COMMUNICATIONS, INC. ANNOUNCES PROPOSED PRIVATE OFFER TO EXCHANGE UP TO $2.0 BILLION AGGREGATE PRINCIPAL AMOUNT OF TERM LOANS FOR A LIKE PRINCIPAL AMOUNT OF NEWLY ISSUED 9.0% PRIORITY GUARANTEE NOTES DUE 2019

San Antonio, TX, October 12, 2012. Clear Channel Communications, Inc. (“CCU”) announced today that it has commenced a private offer to exchange up to $2.0 billion aggregate principal amount of term loans under its cash flow credit facilities for a like principal amount of newly issued CCU 9.0% priority guarantee notes due 2019 (the “Notes”).  The exchange offer, which is only available to eligible lenders under CCU’s cash flow credit facilities, is being made pursuant to an Offering Circular dated October 12, 2012, and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Concurrently with the exchange offer, CCU is pursuing amendments to certain provisions of the cash flow credit facilities (the “Amendment”).  Lenders must consent to the Amendment in order to validly submit their term loans for exchange in the exchange offer.

Eligible lenders of term loans under CCU’s cash flow credit facilities must submit a letter of participation on or prior to 12:00 noon, New York City time, on October 19, 2012, unless extended (the “Participation Deadline”), in order to be eligible to receive Notes in the exchange offer.  The amount of each lender’s term loans that will be accepted in exchange for Notes will be subject to reduction on a pro rata basis as described in the Offering Circular.

Letters of Participation may be validly withdrawn until the Participation Deadline, but not thereafter.  Letters of Participation that are properly submitted at any time prior to the Participation Deadline and not validly withdrawn prior to the Participation Deadline will be binding.

Consummation of the exchange offer is subject to the satisfaction or waiver of certain conditions, including the Amendment becoming effective.  CCU reserves the right, in its sole discretion, to waive or modify any one or more of the conditions to the exchange offer.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by CCU’s parent, Clear Channel Capital I, LLC, and all of CCU’s existing and future domestic wholly-owned restricted subsidiaries.  The Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of CCU and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain existing senior notes of CCU), in each case equal in priority to the liens securing the obligations under CCU’s cash flow credit facilities and existing priority guarantee notes and (2) a lien on the accounts receivable and related assets securing CCU’s receivables based credit facility junior in priority to the lien securing CCU’s obligations thereunder.  In addition to the collateral granted to secure the Notes, the collateral agent and the trustee for the Notes will enter into an agreement with the administrative agent for the lenders under the cash flow credit facilities to share in a certain percentage of any proceeds realized on collateral consisting of principal properties.

The Notes and related guarantees will be offered only in reliance on exemptions from registration under the Securities Act.  The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or exchange nor the solicitation of an offer to buy the Notes or any other securities.  The offer to exchange is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.  Any offers of the Notes will be made only by means of the Offering Circular.

About Clear Channel Communications

Clear Channel Communications, Inc. is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current CCU management expectations.  These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the exchange offer.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, whether or not CCU will ultimately consummate the exchange offer and the related transactions.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond CCU’s ability to control or predict.  CCU undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

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